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                                   Exhibit 5
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             Opinion of Alston & Bird LLP regarding the legality of
                        the securities being registered
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                        [LETTERHEAD OF ALSTON&BIRD LLP]



                               November 22, 2000

National Data Corporation
National Data Plaza
Atlanta, Georgia 30329-2010

      Re:  Registration Statement on Form S-8 for the
           National Data Corporation 1997 Stock Option Plan
           National Data Corporation 2000 Long-Term Incentive Plan National Data Corporation 2000 Employee Stock Purchase Plan

Ladies and Gentlemen:

     We have acted as counsel to National Data Corporation, a Delaware corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 9,728,000 shares (the "Shares") of the Company's Common Stock, par value $.125 per share, which may be offered and sold by the Company upon the grant or exercise of awards, or the purchase of shares, under the National Data Corporation 1997 Stock Option Plan, the National Data Corporation 2000 Long-Term Incentive Plan, or the National Data Corporation 2000 Employee Stock Purchase Plan (the "Plans"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission's Regulation S-K.

     We have examined the Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

     As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.
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     This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

     Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws.

     Based on the foregoing, it is our opinion that the Shares to be issued upon grant or exercise of awards, or to be purchased under, the Plans are duly authorized and, when issued by the Company in accordance with the terms of the Awards, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                               Sincerely,

                                               ALSTON & BIRD LLP


                                               By:   /s/ Laura G. Thatcher
                                                  --------------------------
                                                     A Partner